EXHIBIT 4.V

INCREMENTAL Amendment No. 2
INCREMENTAL AMENDMENT NO. 2, dated as of October 24, 2014 (this “Incremental Amendment No. 2”), among CROWN AMERICAS LLC, a Pennsylvania limited liability company, (“U.S. Borrower”), DEUTSCHE BANK AG NEW YORK BRANCH, as administrative agent for certain Term Lenders (as defined in the Credit Agreement (as defined below)) (in such capacity, the “Agent”), and the undersigned Term Loan B Lenders (as defined below), to that certain Credit Agreement, dated as of December 19, 2013, as amended by that certain First Amendment to Credit Agreement, dated as of September 17, 2014, and as further amended by that certain Incremental Amendment No. 1, dated as of October 16, 2014 (as further amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”). All capitalized terms used and not otherwise defined herein shall have the same meanings as set forth in the Credit Agreement.
RECITALS:
WHEREAS, the U.S. Borrower has hereby notified the Agent that it is requesting Additional Term B Loans pursuant to Section 2.9(a) of the Credit Agreement;
WHEREAS, pursuant to Section 2.9 of the Credit Agreement, the U.S. Borrower may establish an Additional Facility (the “Term Loan B Facility”) to provide Additional Term B Loans (the “Term B Loans”) by, among other things, entering into one or more amendments pursuant to the terms and conditions of the Credit Agreement with each Lender agreeing to provide such Term B Loans (each such Lender and any assignees thereof, a “Term Loan B Lender” and, collectively, the “Term Loan B Lenders”);
WHEREAS, the U.S. Borrower has requested the borrowing of $675,000,000 of Term B Loans, together with the proceeds from an Additional Term A Facility, cash on hand and/or borrowings under the revolving facility under the Credit Agreement, solely to (i) pay the consideration for the Heineken Acquisition, (ii) refinance all of the existing indebtedness for borrowed money (the “Heineken Refinancing”) of the business acquired pursuant to the Heineken Acquisition Agreement (the “Acquired Business”) and (iii) pay costs and expenses related to the foregoing and the Additional Term A Loans (collectively, the “Heineken Transactions”); and
WHEREAS, the initial Term Loan B Lender has agreed to make the full amount of Term B Loans on the terms set forth herein;
NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

SECTION 1.	Incremental Amendment No. 2.
Except as set forth in this Incremental Amendment No. 2, the Term B Loans shall have identical terms as the Term Loans outstanding immediately prior to the Incremental Amendment No. 2 Effective Date; and the Term B Loans shall otherwise be subject to the provisions, including any provisions restricting the rights, or regarding the obligations, of the Credit Parties or any provisions regarding the rights of the Term Lenders, of the Credit Agreement and the other Loan Documents and, other than with respect to Section 6.8 of the Credit Agreement, each reference to a “Term Loan” or “Term Loans” in the Credit Agreement shall be deemed to include the Term B Loans unless otherwise stated herein and other related terms will have correlative meanings, mutatis mutandis, and the Term Loan B Facility shall constitute a “Facility” for all purposes under the Credit Agreement.

Effective as of the Incremental Amendment No. 2 Effective Date, and subject to the terms and conditions set forth herein, the Credit Agreement is hereby amended as follows:
(a)The Preamble of the Credit Agreement is amended by adding “, the Term Loan B Lenders” after the “Term A Lenders”.

(b)Section 1.01 of the Credit Agreement is amended by adding in the appropriate alphabetical order the following new definitions:

“Incremental Amendment No. 2 Effective Date” has the meaning set forth in the Incremental Amendment No. 2.
“Incremental Amendment No. 2” shall mean the Incremental Amendment No. 2 to this Agreement, dated as of October 24, 2014, among the Borrowers, the Guarantors, the Administrative Agent and the initial Term Loan B Lender.
“Scheduled Term Loan B Repayments” means, with respect to the principal payments on the Term B Loans, equal to (i) 0.25% of the aggregate principal amount of Term B Loans outstanding on the last day of each March, June, September and December, commencing the last day of the first full calendar quarter following the Incremental Amendment No. 2 Effective Date, as reduced from time to time pursuant to Sections 4.3 and 4.4 and (ii) the aggregate principal amount of all Term B Loans outstanding on the Term Loan B Maturity Date.
“Term Loan B” or “Term B Loans” has the meaning set forth in Section 2.1(a)(ii).
“Term Loan B Commitment” means, with respect to any Lender, the principal amount set forth opposite such Lender’s name in the Register or in any Assignment and Assumption Agreement under the caption “Amount of Term Loan B Commitment,” which commitment as of the Incremental Amendment No. 2 Effective Date is the amount set forth opposite such Lender’s name on Schedule 1.1(a) to the Incremental Amendment No. 2 under the caption Term Loan B Commitment as the same may be adjusted from time to time pursuant to the terms hereof, and “Term Loan B Commitments” means such commitments collectively, which commitments equal $675,000,000 in the aggregate as of the Incremental Amendment No. 2 Effective Date.
“Term Loan B Facility” has the meaning set forth in the Incremental Amendment No. 2.
“Term Loan B Lender” means any Lender which has a Term Loan B Commitment or is owed a Term Loan B (or a portion thereof).
“Term Loan B Maturity Date” means the date that is the seventh anniversary of the Incremental Amendment No. 2 Effective Date.
“Term Loan B Repricing Transaction” means the prepayment, refinancing, substitution or replacement of all or a portion of the Term Loan B Facility with the incurrence by Crown Holdings, U.S. Borrower, European Borrower or any subsidiary thereof of any new or replacement tranche of term loans having an Effective Yield that is less than the Effective Yield of such Term Loan B Facility so repaid, refinanced, substituted or replaced (excluding any replacement term loans incurred in connection with a Change of Control), including without limitation, as may be effected through any amendment to this Agreement relating to the interest rate for, or weighted average yield of, such Term Loan B Facility.

(c)The definition of “Applicable Base Rate Margin” in Section 1.01 of the Credit Agreement is hereby amended by replacing the “and” before “(iii)” with “,” and adding the below immediately following clause (iii):

and (iv) with respect to Term B Loans, 2.25%
(d)The definition of “Applicable Eurocurrency Margin” in Section 1.01 of the Credit Agreement is hereby amended by replacing the “and” before “(iv)” with “,” and adding the below immediately following clause (iv):

and (v) with respect to Term B Loans, 3.25%
(e)The definition of “Eurocurrency Rate” in Section 1.01 of the Credit Agreement is hereby amended by amending and restating the last sentence of the definition with the below:

Notwithstanding the foregoing, the Eurocurrency Rate shall not in any event be less than (i) 0.75% in the case of Term B Loans and (ii) zero in the case of all other Loans.
(f)The definition of “Standard Financing Conditions” in Section 1.01 of the Credit Agreement is hereby amended by replacing the “and” before “(iii)” with “,” and adding the below immediately following clause (iii):

and (iv) as of the date on which such Indebtedness is incurred or created and after giving effect to the incurrence of such Indebtedness on a Pro Forma Basis for the period of four Fiscal Quarters for which financial statements pursuant to Section 7.1 immediately preceding the date on which such Indebtedness is incurred or created, the Interest Coverage Ratio is not less than 2.00 to 1.0.
(g)Section 2.1(a)(ii) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(ii)    Term Loan B Facility. Each Term Loan B Lender, severally and for itself alone, hereby agrees, on the terms and subject to the terms and conditions set forth in the Incremental Amendment No. 2 to make a loan (each such loan, a “Term Loan B” and collectively, the “Term B Loans”) to U.S. Borrower on the Incremental Amendment No. 2 Effective Date in an aggregate principal amount equal to the Term Loan B Commitment of such Lender. The Term B Loans (i) shall be incurred by U.S. Borrower pursuant to a single drawing, (ii) shall be denominated in Dollars and (iii) shall not exceed for any Lender at the time of incurrence thereof on the Incremental Amendment No. 2 Effective Date that aggregate principal amount which equals the Term Loan B Commitment, if any, of such Lender at such time. Each Lender’s Term Loan B Commitment shall expire immediately and without further action on the Incremental Amendment No. 2 Effective Date, after giving effect to the Term B Loans made thereon. No amount of any Term Loan B which is repaid or prepaid by U.S. Borrower may be reborrowed hereunder.
(h)Section 2.9(a)(iii) of the Credit Agreement is hereby amended and restated in its entirety with the below:

one or more tranches of additional term B loans (the “Additional Term B Loans,” and together with any Additional Farm Credit Loans and Additional Term A Loans, the “Additional Term Loans”) as determined by Administrative Agent that are pari passu in all respects to the Term Loans made pursuant to Section 2.1(a) under a facility that would provide that the Additional Term B Loans would have a Weighted Average Life to Maturity of not less than the Term B Loans with the then longest Weighted Average Life to Maturity and the Farm Credit Loans with the then longest Weighted Average Life to Maturity and a final maturity no earlier than the latest Term Loan B Maturity Date and the latest Farm Credit Loan Maturity Date and/or
(i)Section 2.9(a) of the Credit Agreement is hereby amended by adding the below immediately before the last proviso of Section 2.9(a):

provided further, that to the extent that the Effective Yield applicable to (x) any Additional Term B Loans exceeds the lowest Effective Yield applicable to any Term B Loans then outstanding under this Agreement prior to giving effect to such Additional Term B Loans by more than 0.50% per annum, then the interest rate or margin applicable to any Term B Loans then outstanding under this Agreement prior to giving effect to such Additional Term B Loans shall be increased to the extent necessary so that the Effective Yield of such existing Term B Loans is equal to the Effective Yield of the Additional Term B Loans, minus 0.50% per annum; provided further, that any existing Lender approached to provide all or a portion of the Additional Facilities may elect or decline, in its sole discretion, to provide such Additional Facilities.
(j)The lead in to Section 4.3 of the Credit Agreement is hereby amended by adding “, subject to the requirements of Section 4.3(f),” immediately before “in whole or in part from time to time”.

(k)Section 4.3 of the Credit Agreement is hereby amended by deleting the “and” after clause (d), replacing the “.” at the end of clause (e) with “; and” and adding the following as a new clause (f):

if, on or prior to the six-month anniversary of the Incremental Amendment No. 2 Effective Date, Crown Holdings, U.S. Borrower or European Borrower (x) prepays, refinances, substitutes or replaces any portion of the Term Loan B Facility in connection with a Term Loan B Repricing Transaction (including, for the avoidance of doubt, any prepayment made pursuant to Section 4.4 that constitutes a Term Loan B Repricing Transaction), or (y) effects any amendment of this Agreement or the Term Loan B Facility resulting in a Term Loan B Repricing Transaction, Crown Holdings, U.S. Borrower or European Borrower, as applicable, shall pay to the Administrative Agent, for the ratable account of each of the Term Loan B Lenders (including any Term B Lender that refuses to consent to any amendment, amendment and restatement or other modification of this Agreement resulting in a Term Loan B Repricing Transaction and is replaced pursuant to Sections 3.7(b)(z) and 12.1(b) in connection with such Term Loan B Repricing Transaction), (I) in the case of clause (x), a prepayment premium of 1.00% of the aggregate principal amount of the portion of the Term Loan B Facility so prepaid, refinanced, substituted or replaced and (II) in the case of clause (y), a fee equal to 1.00% of the aggregate principal amount of the portion of the Term Loan B Facility outstanding immediately prior to such amendment.
(l)Section 6.8 of the Credit Agreement is hereby amended by adding the below as new clause (d):

Incremental Amendment No. 2 Proceeds. The proceeds of the Term B Loans on the Incremental Amendment No. 2 Effective Date shall be used by the U.S. Borrower to (i) pay the consideration for the Heineken Acquisition, (ii) refinance all of the existing indebtedness for borrowed money of the business acquired pursuant to the Heineken Acquisition Agreement and (iii) pay costs and expenses related to the foregoing.

(m)Section 10.1(c) of the Credit Agreement is hereby amended by inserting the below at the end of the clause:

provided that (x) a default in due performance and observance of the obligations under Article IX shall not constitute an Event of Default for purposes of the Term B Loans, and the Lenders under the Term Loan B Facility will not be permitted to exercise any remedies with respect to an uncured Event of Default pursuant to Section 10.1(c)(ii) until the date, if any, on which the commitments under the Revolving Facilities, the Term Loan A Facility, the Term Euro Facility and the Farm Credit Facility have been terminated or the loans under the Revolving Facilities, the Term Loan A Facility, the Term Euro Facility and the Farm Credit Facility have been accelerated as a result of such breach and (y) a default in due performance and observance of the obligations in clause (iv) of the definition of “Standard Financing Conditions” shall not constitute an Event of Default for purposes of the Revolving Loans, the Term A Loans, the Term Euro Loans and the Farm Credit Loans, and the Lenders under the Revolving Facilities, the Term Loan A Facility, the Term Euro Facility and the Farm Credit Facility will not be permitted to exercise any remedies with respect to an uncured Event of Default pursuant to Section 10.1(c)(i) until the date, if any, on which the commitments under the Term Loan B Facility have been terminated or the loans under the Term Loan B Facility have been accelerated as a result of such breach.
(n)Section 12.1 is amended by adding the below as a new clause (i):

Notwithstanding the foregoing, amendments and waivers of Article IX (or any of financial definitions included in (and for purposes of) Article IX) will require only the consent of the Majority Lenders under the Revolving Facilities, the Term Loan A Facility, the Term Euro Facility and the Farm Credit Facility and no other consents or approvals from any Lender shall be required.
(o)Section 12.1 is amended by adding the below as a new clause (j):

Notwithstanding the foregoing, amendments and waivers of clause (iv) of the definition of “Standard Financing Conditions” will require only the consent of the Majority Lenders under the Term Loan B Facility and no other consents or approvals from any Lender shall be required.

SECTION 2.	Representations and Warranties. Each Credit Party represents and warrants to the Term Loan B Lenders as of the date hereof that:

(a)(i) Each Credit Party has the right and power and is duly authorized to execute this Incremental Amendment No. 2 and to perform and observe the provisions of this Incremental Amendment No. 2, (ii) this Incremental Amendment No. 2 has been duly executed and delivered by each Credit Party and is the legal, valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity, and (iii) the execution, delivery and performance by each Credit Party of this Incremental Amendment No. 2, does not and will not (A) contravene the terms of any of such Credit Party’s Organic Documents; (B) conflict with or result in any breach or contravention of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (other than Liens permitted under Section 8.2 of the Credit Agreement) pursuant to, (1) any Contractual Obligation to which such Credit Party is a party or affecting such Credit Party or the properties of such Credit Party or any of its Subsidiaries or (2) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the such Credit Party or its property is subject; or (C) violate any Law, except in each case referred to in clause (B)(1), (B)(2) or (C), to the extent that such contravention or violation could not reasonably be expected to have a Material Adverse Effect.

(b)Except to the extent the failure to obtain or make the same would not reasonably be expected to have a Material Adverse Effect, no order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except for (x) those that have otherwise been obtained or made on or prior to the Incremental Amendment No. 2 Effective Date and which remain in full force and effect on the Incremental Amendment No. 2 Effective Date and (y) filings which are necessary to perfect the security interests created under the Security Documents), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to be obtained or made by, or on behalf of, any Credit Party to authorize, or is required to be obtained or made by, or on behalf of, any Credit Party in connection with, the execution, delivery and performance of this Incremental Amendment No. 2.

SECTION 3.Conditions to Effectiveness to the Incremental Amendment No. 2 and funding of the Term B Loans.

(a)This Incremental Amendment No. 2 shall become effective on the date (such date, if any, the “Execution Date”) that the following conditions have been satisfied; provided that this Incremental Amendment No. 2 shall not become operative and the Term Loan B Lenders shall not be required to make Term B Loans pursuant to this Incremental Amendment No. 2 until each of the conditions set forth in clause (b) below have been satisfied in accordance with their terms:

(i)Execution.  The Agent shall have received executed signature pages hereto from the initial Term Loan B Lender, the U.S. Borrower and each other Credit Party.  Each Lender that submits an executed counterpart hereto acknowledges and agrees that in the absence of a change to the terms and conditions of this Amendment, in each case that is (x) materially adverse to the Lenders and (y) made after the submission of executed counterpart, such submission is irrevocable.

(b)This Incremental Amendment No. 2 shall become operative on, and the obligation of the Term Loan B Lenders to make Term B Loans shall be subject to, the date (such date, if any, the “Incremental Amendment No. 2 Effective Date”) on which each of the following conditions have been satisfied (provided that if such conditions are not satisfied on or prior to the earlier of (x) August 31, 2015 and (y) the time at which the Heineken Acquisition Agreement is terminated in accordance with its terms, this Incremental Amendment No. 2 shall terminate and no longer be in effect):

(i)Certain Documents. The Agent shall have received each of the following, each dated the Incremental Amendment No. 2 Effective Date unless otherwise indicated or agreed to by the Agent and each in form and substance reasonably satisfactory to the Agent:

(1)a certificate of the secretary or assistant secretary (or, if no secretary or assistant secretary exists, a Responsible Officer or, if customary in the applicable jurisdiction, any director) of each Credit Party substantially in the form of Exhibit 5.1(e)(ii) to the Credit Agreement with appropriate insertions, as to the incumbency and signature of the officers of each such Credit Party executing any Loan Document (in customary form and substance) and any certificate or other document or instrument to be delivered pursuant hereto or thereto by or on behalf of such Credit Party, together with evidence of the incumbency of such secretary or assistant secretary (or, if no secretary or assistant secretary exists, such Responsible Officer or director, as applicable), and certifying as true and correct, attached copies of the Certificate of Incorporation, Certificate of Amalgamation or other equivalent document (certified as of recent date by the Secretary of State or other comparable authority where customary in such jurisdiction) and By-Laws (or other Organic Documents of such Credit Party) and the resolutions of such Credit Party and, to the extent required, of the equity holders of such Credit Party, referred to in such certificate and all of the foregoing (including each such Certificate of Incorporation, Certificate of Amalgamation or other equivalent document and By-Laws (or other Organic Documents));

(2)A customary good standing certificate or certificate of status or comparable certificate of each Credit Party and the Acquired Business from the Secretary of State (or other governmental authority) of its state, territory or province of organization or such equivalent document issued by any foreign Governmental Authority if applicable in such foreign jurisdiction;

(3)A solvency certificate substantially in the form of Exhibit 5.1(e)(iv) to the Credit Agreement, and signed by the chief financial officer of Crown Holdings confirming the solvency of Crown Holdings and its Subsidiaries, on a consolidated basis after giving effect to the Heineken Transactions;

(4)A pro forma consolidated balance sheet and related pro forma consolidated statement of income of the Crown Holdings as of and for the twelve-month period ending on the last day of the most recently completed four-fiscal quarter period ended at least 45 days prior to the Incremental Amendment No. 2 Effective Date (or 90 days in case such four-fiscal quarter period is the end of the Crown Holdings’s fiscal year), prepared after giving effect to the Heineken Transactions as if the Heineken Transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of such statement of income);

(5)(a) audited consolidated balance sheets of the Crown Holdings and related statements of income, changes in equity and cash flows of the Crown Holdings for the three most recent fiscal years ended at least 90 days prior to the Incremental Amendment No. 2 Effective Date, (b) unaudited consolidated balance sheets and related statements of income, changes in equity and cash flows of the Crown Holdings for each subsequent fiscal quarter (other than the fourth fiscal quarter of the U.S. Borrower’s fiscal year) after the date of the most recent financial statements delivered pursuant to clause (a) above and ended at least 45 days before the Incremental Amendment No. 2 Effective Date and (c) financial statements of the Acquired Business for the periods, and in form and substance, required to be delivered pursuant to the Heineken Acquisition Agreement (as in effect on the date hereof); provided that filing of the required financial statements on form 10-K and form 10-Q by the Crown Holdings will satisfy the foregoing requirements with respect to the Crown Holdings and its subsidiaries (other than Acquired Business);

(6)(i) a favorable opinion of Dechert LLP in form and substance satisfactory to the Agent and (ii) favorable opinions of local counsel to the Credit Parties in form and substance satisfactory to the Agent; and

(7)a certificate executed by a Responsible Officer of the U.S. Borrower, certifying satisfaction of the conditions precedent set forth in Sections 3(b)(ii)(1), (iii), (vii) and (viii).

(ii)Representations and Warranties. (1) The Specified Representations shall be true and correct in all material respects (other than to the extent qualified by materiality or “Material Adverse Effect”, in which case, such representations and warranties shall be true and correct) on and as of the Incremental Amendment No. 2 Effective Date. (2) The representations and warranties made by Heineken Sellers and their Subsidiaries in the Heineken Acquisition Agreement that are material to the interests of the Lenders shall be true and correct, but only to the extent that Crown Holdings has the right to terminate its obligations under the Heineken Acquisition Agreement, or decline to consummate such acquisition, as a result of a breach of such representations and warranties.

(iii)No Default. No Event of Default pursuant to Sections 10.1(a) and (i) of the Credit Agreement shall exist, or would result from entering into this Incremental Amendment No. 2 and the related Term B Loans or from the application of the proceeds therefrom.

(iv)Fees and Expenses Paid. All fees required to be paid on the Incremental Amendment No. 2 Effective Date pursuant to the Fee Letter, dated as of August 31, 2014, among Crown Holdings, the U.S. Borrower, the European Borrower and Citigroup Global Markets Inc., and reasonable out-of-pocket expenses required to be paid on the Incremental Amendment No. 2 Effective Date pursuant to the Commitment Letter, dated as of August 31, 2014, among Crown Holdings, the U.S. Borrower, the European Borrower and Citigroup Global Markets Inc., to the extent invoiced at least three (3) Business Days prior to the Incremental Amendment No. 2 Effective Date (except as otherwise reasonably agreed by the U.S. Borrower), shall, upon the borrowing under the Term Loan B Facility, have been paid (which amounts may be offset against the proceeds of the Term Loan B Facility).

(v)Upfront Fees. Each Term Loan B Lender shall have received an upfront fee equal to 0.50% of the Term B Loans funded by such Term Loan B Lender.  The Agent may net such upfront fees against the proceeds of the Term B Loans to the U.S. Borrower.

(vi)Heineken Acquisition. The Heineken Acquisition shall have been consummated, or substantially simultaneously with the borrowing under the Term Loan B Facility, shall be consummated, in all material respects in accordance with the terms of the Heineken Acquisition Agreement without giving effect to any amendments, consents or waivers by Crown Holdings, the U.S. Borrower or European Borrower thereto that are material and adverse to the Term Loan B Lenders or the Lead Arrangers (as defined below) (as reasonably determined by the Lead Arrangers) without the prior consent of the Lead Arrangers (such consent not to be unreasonably withheld, delayed or conditioned). For purposes of the foregoing condition, it is hereby understood and agreed that any increase or reduction in the purchase price in connection with the Heineken Acquisition Agreement shall not be deemed materially adverse to the interests of the Term Loan B Lenders.

(vii)No Material Adverse Effect. Since December 31, 2013 there has not occurred any Material Adverse Effect (as defined in the Heineken Acquisition Agreement).

(viii)Heineken Refinancing. The Heineken Refinancing shall have been consummated or substantially concurrently with the initial borrowings under the Term Loan B Facility, shall be consummated.

(ix)USA Patriot Act. Each of the Term Loan B Lenders shall have received, at least five (5) days prior to the Incremental Amendment No. 2 Effective Date (to the extent reasonably requested on a timely basis at least ten (10) days prior to the Incremental Amendment No. 2 Effective Date), all documentation and other information required by the applicable Governmental Authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the Patriot Act.

(x)Notice of Borrowing. Prior to the making of the Term B Loans on the Incremental Amendment No. 2 Effective Date, the Agent shall have received a Notice of Borrowing meeting the requirements of Section 2.5 of the Credit Agreement.

(xi)Ticking Fee. The Borrower shall have paid (which amounts may be offset against the proceeds of the Term Loan B Facility) to the Agent for the account of each Lender with an allocated commitment under the Term Loan B Facility a nonrefundable ticking fee (the “Ticking Fee”) accruing (i) from the 31st calendar day following the Execution Date through and including the 60th calendar day following the Execution Date, in an amount for such Lender equal to 50% of the Applicable Eurocurrency Margin with respect to the Term B Loans, (ii) from the 61st calendar day after the Execution Date through and including the 90th calendar day after the Execution Date, in an amount for such Lender equal to the Applicable Eurocurrency Margin with respect to the Term B Loans and (iii) after the 90th calendar day following the Execution Date, in an amount for such Lender equal to the Applicable Eurocurrency Margin with respect to the Term B Loans plus 0.75%, in each case, multiplied by the aggregate principal amount of the allocated commitments of such Lender under the Term Loan B Facility and calculated on a daily basis for such period (in each case, computed on the basis of actual number of days elapsed over a 360-day year). Accrued amounts under the Ticking Fee shall be due and payable in cash on the earlier of (a) the Incremental No. 2 Effective Date and (b) the time at which the Heineken Acquisition Agreement has been irrevocably terminated.

SECTION 4.Post-Closing.

To the extent not satisfied on the Incremental Amendment No. 2 Effective Date and unless such requirement is waived or extended, in the reasonable discretion of the Agent, Crown Holdings shall, and shall cause each of its Subsidiaries to:
(a)Subject to Section 7.14 of the Credit Agreement and within sixty (60) days after the Incremental Amendment No. 2 Effective Date, execute and deliver all documents (including customary local counsel opinions) and instruments (in proper form for filing, if applicable) required to create and perfect the Agent’s security interest in the Collateral to be granted by the Acquired Business and its subsidiaries;

(b)Within ten (10) days after the Incremental Amendment No. 2 Effective Date, execute and deliver a counterpart to the Non-U.S. Guarantee Agreement (or as required by local law, such local law equivalent document); and

(c)With respect to each Credit Party that is organized under the laws of a jurisdiction other than the United States of America or any state thereof or the District of Columbia, within ninety (90) days after the Incremental Amendment No. 2 Effective Date, execute and deliver all documents (including customary local counsel opinions), instruments (in proper form for filing, if applicable) and agreements as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable to reaffirm a valid and perfected first priority security interest in the Collateral, to the extent required by the Credit Agreement.

SECTION 5.Extension of Loan.
Subject to compliance with Section 3 above, the Term Loan B Lenders shall make the Term B Loans available to the U.S. Borrower on the date specified therefor in the related Notice of Borrowing in accordance with instructions provided by the U.S. Borrower to (and reasonably acceptable to) the Agent.

SECTION 6.	Expenses.
The U.S. Borrower agrees to reimburse the Agent for its and the Lead Arrangers’ (as defined below) reasonable out-of-pocket expenses incurred by them in connection with this Incremental Amendment No. 2, including the reasonable fees, charges and disbursements of Cahill Gordon & Reindel llp, counsel for the Agent.

SECTION 7.	Counterparts.
This Incremental Amendment No. 2 may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Incremental Amendment No. 2 by facsimile transmission or by email in Adobe “.pdf” format shall be effective as delivery of a manually executed counterpart hereof.
SECTION 8.Applicable Law. The validity, interpretation and enforcement of this Incremental Amendment No.2 and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

SECTION 9.Headings. The headings of this Incremental Amendment No. 2 are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

SECTION 10.Effect of Incremental Amendment No. 2. Except as expressly set forth herein, this Incremental Amendment No. 2 shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or any other Financing Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect. As of the Incremental Amendment No. 2 Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in the other Loan Documents to the Credit Agreement (including, without limitation, by means of words like “thereunder,” “thereof” and words of like import), shall mean and be a reference to the Credit Agreement as amended hereby, and this Incremental Amendment No. 2 and the Credit Agreement shall be read together and construed as a single instrument. This Incremental Amendment No. 2 shall constitute a Loan Document.

SECTION 11.Acknowledgement and Affirmation. Each of the Borrowers, and each Guarantor hereby (i) expressly acknowledges the terms of the Credit Agreement as amended hereby, (ii) ratifies and affirms after giving effect to this Incremental Amendment No. 2 its obligations under the Loan Documents (including guarantees and security agreements) executed by such Borrower and/or such Guarantor, (iii) after giving effect to this Incremental Amendment No. 2, acknowledges, renews and extends its continued liability under all such Loan Documents and agrees such Loan Documents remain in full force and effect, (iv) ratifies and affirms that after giving effect to this Incremental Amendment No. 2 the obligations secured by the Security Documents will include the Term B Loans under this Incremental Amendment No. 2, (v) agrees that all Collateral shall rank as continuing security for the payment and discharge of the Obligations under or in connection with the Credit Agreement as amended hereby or the Security Documents with effect from the date of its creation and (vi) agrees that all Security Documents and the Collateral constituted thereby shall continue in full force and effect in all respects and the Security Documents and this Incremental Amendment No. 2 shall be read and construed together.

SECTION 12.Roles. It is agreed that each of Citigroup Global Markets Inc., Compass Bank, Deutsche Bank Securities Inc., HSBC Securities (USA) Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC will act as joint lead arrangers and joint bookrunners for the Term B Loans (collectively, the “Lead Arrangers”).

SECTION 13.Loss of FATCA Grandfathering. For purposes of determining withholding Taxes imposed under the Foreign Account Tax Compliance Act (FATCA), from and after the Execution Date, the U.S. Borrower and the Agent agree to treat (and the Lenders hereby authorize the Agent to treat) the Term B Loans as not qualifying as “grandfathered obligations” within the meaning of Treasury Regulations Section 1.1471-2(b)(2)(i).

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Incremental Amendment No. 2 to be duly executed as of the date first above written.

DEUTSCHE BANK AG NEW YORK BRANCH,
as Administrative Agent

By: /s/ Peter Cucchiara
Name: Peter Cucchiara
Title: Vice President

By: /s/ Lisa Wong
Name: Lisa Wong
Title: Vice President

Incremental Amendment No. 2

CITIBANK, N.A. as a Term Loan B Lender

By: /s/ Justin Tichauer
Name: Justin Tichauer
Title: Vice President

Incremental Amendment No. 2

CROWN AMERICAS LLC

By: /s/ Michael B. Burns
Name: Michael B. Burns
Title: Vice President & Treasurer

CROWN EUROPEAN HOLDINGS S.A.

By: /s/ Paul Browett
Name: Paul Browett
Title: Director Général Délégué

CROWN HOLDINGS, INC.

By: /s/ Michael B. Burns
Name: Michael B. Burns
Title: Vice President & Treasurer

CROWN INTERNATIONAL HOLDINGS, INC.

By: /s/ Michael B. Burns
Name: Michael B. Burns
Title: Vice President & Treasurer

CROWN CORK & SEAL COMPANY, INC.

By: /s/ Michael B. Burns
Name: Michael B. Burns
Title: Vice President & Treasurer

Incremental Amendment No. 2

CROWN METAL PACKAGING CANADA LP by its
general partner, CROWN METAL PACKAGING CANADA INC.

By: /s/ Michael B. Burns
Name: Michael B. Burns
Title: Vice President & Treasurer

Incremental Amendment No. 2

CROWN BEVERAGE PACKAGING LLC.
CROWN CONSULTANTS, INC.
CROWN CORK & SEAL COMPANY (DE), LLC
CROWN CORK & SEAL USA, INC.
CROWN PACKAGING TECHNOLOGY, INC.
CROWN BEVERAGE PACKAGING PUERTO RICO, INC.
CROWN FINANCIAL CORPORATION
FOREIGN MANUFACTURERS FINANCE CORPORATION
NWR, INC.
CR USA, INC.
CROWN AMERICAS CAPITAL CORP.
CROWN AMERICAS CAPITAL CORP. II
CROWN AMERICAS CAPITAL CORP. III
CROWN AMERICAS CAPITAL CORP. IV

By: /s/ Michael B. Burns
Name: Michael B. Burns
Title: Authorized Signor

MIVISA (USA), INC.

By: /s/ Tomas Lopez
Name: Tomas Lopez
Title: Chairman

Incremental Amendment No. 2

CROWN AMERICAS LLC
889273 ONTARIO INC.
CROWN CANADIAN HOLDINGS ULC
CROWN METAL PACKAGING CANADA INC.
3079939 NOVA SCOTIA COMPANY/3079939
COMPAGNIE DE LA NOUVELLE ECOSSE

By: /s/ Michael B. Burns
Name: Michael B. Burns
Title: Vice President & Treasurer

CARNAUDMETALBOX OVERSEAS LTD.

By: /s/ Paul Browett
Name: Paul Browett
Title: Director

CROWN PACKAGING UK PLC

By: /s/ Paul Browett
Name: Paul Browett
Title: Director

CROWN AEROSOLS UK LTD.

By: /s/ Paul Browett
Name: Paul Browett
Title: Director

CROWN CORK & SEAL FINANCE LIMITED

By: /s/ Paul Browett
Name: Paul Browett
Title: Director

Incremental Amendment No. 2

CARNAUDMETALBOX ENGINEERING LIMITED

By: /s/ Paul Browett
Name: Paul Browett
Title: Director

CROWN SPECIALITY PACKAGING UK LIMITED

By: /s/ Paul Browett
Name: Paul Browett
Title: Director

CARNAUDMETALBOX GROUP UK LTD.

By: /s/ Paul Browett
Name: Paul Browett
Title: Director

CROWN UK HOLDINGS LIMITED

By: /s/ John Beardsley
Name: John Beardsley
Title: Director

CROWN VERSCHLÜSSE DEUTSCHLAND GMBH

By: /s/ John Beardsley
Name: John Beardsley
Title: Managing Director

CROWN NAHRUNGSMITTELDOSEN
DEUTSCHLAND GMBH

By: /s/ Didier Sourisseau and John Beardsley
Name: Didier Sourisseau and John Beardsley
Title: Managing Directors

Incremental Amendment No. 2

CROWN NAHRUNGSMITTELDOSEN GMBH

By: /s/ Didier Sourisseau and John Beardsley
Name: Didier Sourisseau and John Beardsley
Title: Managing Directors

CROWN SPECIALITY PACKAGING DEUTSCHLAND GMBH

By: /s/ Didier Sourisseau and David Harrison
Name: Didier Sourisseau and David Harrison
Title: Managing Directors

CROWN CORK & SEAL DEUTSCHLAND HOLDINGS GMBH

By: /s/ John Beardsley and Rolf Willke
Name: John Beardsley and Rolf Willke
Title: Managing Directors

CROWN ENVASES MEXICO, S.A. DE C.V.

By: /s/ Raymond L. McGowan, Jr.
Name: Raymond L. McGowan, Jr.
Title: Chairman and President

CROWN MEXICAN HOLDINGS S. DE R.L. DE C.V.

By: /s/ Michael B. Burns
Name: Michael B. Burns
Title: Vice President & Treasurer

CROWN VOGEL AG

By: /s/ David Harrison
Name: David Harrison
Title: President

Incremental Amendment No. 2

SOCIETE DE PARTICIPATIONS CARNAUDMETALBOX

By: /s/ Paul Browett
Name: Paul Browett
Title: President

CROWN BEVCAN FRANCE SAS

By: /s/ Paul Browett
Name: Paul Browett
Title: Directeur Général

CROWN EMBALLAGE FRANCE SAS

By: /s/ Paul Browett
Name: Paul Browett
Title: Directeur Général

CROWN DÉVELOPPEMENT

By: /s/ Paul Browett
Name: Paul Browett
Title: President

CROWN UK HOLDINGS LIMITED

By: /s/ John Beardsley
Name: John Beardsley
Title: Director

CROWN VERPACKUNGEN DEUTSCHLAND GMBH

By: /s/ John Beardsley and Rolf Willke
Name: John Beardsley and Rolf Willke
Title: Managing Directors

Incremental Amendment No. 2

CROWN VERPAKKING NEDERLAND BV

By: /s/ John Beardsley
Name: John Beardsley
Title: President

CROWN PACKAGING EUROPE GMBH

By: /s/ John Beardsley
Name: John Beardsley
Title: Managing Officer

Incremental Amendment No. 2

ADULARIA INVERSIONES 2010, S.L. UNIPERSONAL

By: /s/ Lauren Watteaux
Name: Lauren Watteaux
Title: Sole Director

MIVISA ENVASES, S.A. UNIPERSONAL

By: /s/ Lauren Watteaux
Name: Lauren Watteaux
Title: Sole Director

CROWN PACKAGING LUX III S.A.R.L.

By: /s/ Paul Browett and Abdelhakim Chagaar
Name: Paul Browett and Abdelhakim Chagaar
Title: Managers A and B

Incremental Amendment No. 2

Schedule 1.1(a)

Commitments

Term Loan B Commitments

Lender	Amount of Term Loan B Commitment
Citibank, N.A.	$675,000,000
Total:	$675,000,000